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                                                                    EXHIBIT 23.5


                                                                 Sandler O'Neill


                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

       We hereby consent to the inclusion of our opinion letter to the Board of Directors of Jefferson Savings Bancorp, Inc. ("Jefferson") as Appendix C to the Proxy Statement/Prospectus relating to the proposed merger of Jefferson with and into Union Planters Corporation ("UPC") contained in UPC's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on December 11, 2000, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission thereunder ("the Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


                                            /s/ Sandler O'Neill & Partners, L.P.
                                            ------------------------------------
December 14, 2000                               Sandler O'Neill & Partners, L.P.